Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated February 27, 2014 relating to the financial statements, which appears in Sprouts Farmers Market, Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

March 25, 2014